                                                                     EXHIBIT 4.1


                   FIFTH AMENDMENT TO COMPETITIVE ADVANCE AND
                      REVOLVING CREDIT FACILITY AGREEMENT

     THIS AMENDMENT is entered into as of March 10, 1995, among SOUTHWEST AIRLINES CO., a Texas corporation (the "Company"), the banks listed on the signature pages hereof ("Banks"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION (formerly TEXAS COMMERCE BANK, NATIONAL ASSOCIATION), a national banking association, as agent for the Banks (in such capacity, "Agent"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as Funds Administrator (in such capacity, "Funds Administrator"), and CHEMICAL BANK, a New York banking corporation, as auction administration agent (in such capacity, "Auction Administration Agent").

     The Company, Banks, Agent, Funds Administrator and Auction Administration Agent have entered into the Competitive Advance and Revolving Credit Facility Agreement dated as of December 14, 1990 (as previously amended as of April 4, 1991, December 14, 1991, December 14, 1992, and December 14, 1993 and as further renewed, extended, amended, or supplemented, the "Credit Agreement"). The Company has requested that the Banks extend the Original Termination Date to December 14, 1999 and change certain pricing provisions.

     NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, Banks, Agent, Funds Administrator and Auction Administration Agent agree as follows:

     1. Unless otherwise specified herein, terms defined in the Credit Agreement have the same meaning when used herein and all references to "Sections" and "Schedules" are references to sections and schedules of or to the Credit Agreement.

     2. The following definitions are deleted from Section 1.01 of the Credit
Agreement:


                               "Anniversary Date"
                               "Continuing Banks"
                               "Existing Termination Date"
                               "Nominee"
                               "Non-Consenting Banks"
                               "Notice of Cancellation"
                               "Notice of Extension"
                               "Relevant Anniversary Date"

     3. The definition of Original Termination Date in Section 1.01 of the Credit Agreement is amended to read "December 14, 1999," instead of "December 14, 1996."

     4. New definitions, reading as follows, are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

         "LIBO Margin for Committed Loans" means the following percentages in the following contexts:

        Company's senior unsecured long-term
        debt as rated by S&P or Moody's,
        whichever is higher                         Percentage
        -------------------                         ----------
          A1 or better                                 .25
          A- or BBB+2                                  .275
          BBB3                                         .3125
          BBB-4 or below                               .50

         "Moody's" means Moody's Investor Service, Inc.

         "S&P" means Standard & Poors Corporation.

     5. The definition of Facility Fee Percentage in Section 1.01 of the Credit Agreement is amended to read as follows:

         "Facility Fee Percentage" means the following percentages in the following contexts:

       Company's senior unsecured long-term
       debt as rated by S&P or Moody's,
       whichever is higher                         Percentage
       -------------------                         ----------
         A1 or                                         .10
         A- or BBB+2                                   .125
         BBB3                                          .1875
         BBB-4 or below                                .25

     6. The definition of Commitment found in Section 1.01 of the Credit Agreement is amended by deleting the words "and Section 2.20" each time they appear and by deleting the comma found after the reference to "Section 2.06" and inserting the word "and" in lieu thereof.

--------
(1) A is the S&P rating designation. The rating from Moody's that corresponds to A is A2.

(2) BBB+ is the S&P rating designation. The rating from Moody's that corresponds to BBB+ is Baa1.

(3) BBB is the S&P rating. The rating from Moody's that corresponds to BBB is Baa2.

(4) BBB- is the S&P rating. The rating from Moody's that corresponds to BBB- is Baa3.

     7. The definition of Majority Committed Banks found in Section 1.01 of the Credit Agreement is amended by deleting therefrom the following: ", except as provided in Section 2.20(f),".

     8. The definition of Termination Date found in Section 1.01 of the Credit Agreement is amended by deleting the parenthetical phrase found therein.

     9. Section 2.09(a)(ii) is amended in its entirety as follows:

               (ii) the LIBO Rate for the Interest Period in effect for such Loan (A) plus or minus, as the case may be, in the case of each Competitive Loan, the Margin specified by a Bank with respect to such Loan in its Competitive Bid submitted pursuant to Section 2.02(b) or
          (B) plus, in the case of each Committed Loan, the LIBO for Committed Loans.

     10. Section 2.15(e) of the Credit Agreement is amended to read as follows:

               (e) the consent by some Banks but not all of the Banks to the extension of any Termination Date,

     11. Section 2.16 of the Credit Agreement is amended by deleting therefrom the words "or pursuant to Section 2.20".

     12. Section 2.17 of the Credit Agreement is amended by deleting the words "or Section 2.20" therefrom and inserting the word "and" before the reference to Section 2.15.

     13. Section 2.18(a) of the Credit Agreement is amended by deleting the words "and Section 2.20", inserting the word "and" before the reference to
Section 2.15 and deleting from the parenthetical found therein the words "and payments made to a Non-Consenting Bank pursuant to Section 2.20".

     14. Section 2.20 of the Credit Agreement is deleted in its entirety and the following substituted therefor: "[OMITTED INTENTIONALLY]."

     15. Section 8.1 of the Credit Agreement is amended by deleting the phrase "except as expressly provided in Section 2.20" from clause (d) and by deleting the words "Section 2.20 or" from clause (e).

     16. The Credit Agreement is further amended by correcting the following typographical errors:

       Section                  Current Word                  Corrected Word
       -------                  ------------                  --------------
       6.01(e), proviso         event (first time it appears)    extent
       7.02                     respect                          respective
       7.06 (second sentence)   without                          within
       8.05                     Vtermination                     termination

     17. Conditions Precedent. The foregoing shall not become effective until all of the following conditions have been satisfied: (i) Agent shall have received, in sufficient copies for each Bank, a copy of this amendment executed by the Company together with Officers' Certificates dated the date hereof certifying inter alia, (A) true and correct copies of resolutions adopted by the Board of Directors or Executive Committee, as appropriate, of the Company authorizing the Company to borrow and effect other transactions pursuant to the Credit Agreement as amended hereby, (B) the incumbency and specimen signatures of the Persons executing any documents on behalf of the Company, (C) the truth as of the date first written above of the representations and warranties made by the Company in the Credit Agreement, as amended hereby, and (D) the absence of the occurrence and continuance of any Default or Event of Default; and (ii) Existence and Good Standing Certificates of the Company, from the Secretary of State and the Comptroller of Public Accounts of Texas.

     18. Ratifications. Except as herein specifically amended and modified, (a) the Credit Agreement is unchanged and continues in full force and effect, and
(b) the Company hereby confirms and ratifies the Credit Agreement's existence and each and every term, condition, and covenant therein contained, to the same extent and as though the same were set out herein in full.

     19. Representations and Warranties. The Company hereby represents and warrants to Banks, Agent, Funds Administrator, and Auction Administration Agent that (a) this amendment and the Loan Papers to be delivered hereunder have been duly executed and delivered by the Company, (b) no action of, or filing with, any Tribunal is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by the Company of this amendment and the Loan Papers to be delivered hereunder, (c) this amendment and the Loan Papers to be delivered hereunder are valid and binding upon the Company and are enforceable against the Company in accordance with their respective terms, except as limited by the Bankruptcy Code of the United States of America and all other similar Laws affecting the rights of creditors generally, (d) the execution, delivery and performance by the Company of this amendment and the Loan Papers to be delivered hereunder do not require the consent of any other Person and do not and will not constitute a violation of any laws, agreement, or understanding to which the Company is a party or by which the Company is bound, (e) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Paper are true and correct in all material respects on and as of the date of execution hereof as though made as of the date of execution hereof, and (f) as of the date of this amendment, no Default or Event of Default has occurred and is continuing.

     20. References. All references in the Loan Papers to the Credit Agreement shall refer to the Credit Agreement as amended by this amendment, and, because this amendment is a "Loan Paper" referred to in the Credit Agreement, then the provisions relating to Loan Papers set forth in the Credit Agreement are incorporated herein by reference, the same as if set forth herein verbatim.

     21. Counterparts. This amendment may be executed in a number of identical counterparts, each of which shall be deemed an original. In making proof of this instrument, it shall not be necessary for any party to account for all counterparts, and it shall be sufficient for any party to produce but one such counterpart.

     22. Parties Bound. This amendment shall be binding upon and shall inure to the benefit of the Company, Agent, and each Bank, and, subject to Section 8.11 of the Credit Agreement, their respective successors and assigns.

     23. ENTIRETY. THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED HEREBY, AND THE OTHER LOAN PAPERS REPRESENT THE FINAL CREDIT AGREEMENT BETWEEN THE PARTIES FOR THE TRANSACTIONS THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

              EXECUTED as of the date and year first stated above.

                                        SOUTHWEST AIRLINES CO.


                                        By: /s/ JOHN D. OWEN
                                            ------------------------------------
                                                John D. Owen, Treasurer

$70,000,000                             TEXAS COMMERCE BANK
                                        NATIONAL ASSOCIATION, individually, as
                                        Agent and as Funds Administrator


                                        By: /s/ MARK J. DENTON
                                           -------------------------------------
                                           Mark J. Denton, Senior Vice President

                                        CHEMICAL BANK, as Auction
                                        Administration Agent


                                        By: /s/ JANET BELDIN
                                           -------------------------------------
                                           Janet Beldin, Vice President

$45,000,000                             NATIONSBANK OF TEXAS, N.A.


                                        By: /s/ DONALD L. HARRISON, Jr.
                                           -------------------------------------
                                           Donald L. Harrison, Jr.,
                                           Senior Vice President


$40,000,000                             BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION


                                        By: /s/ PATRICK P. HORAN
                                           -------------------------------------
                                           Patrick P. Horan,
                                           Senior Vice President

$40,000,000                             BANK ONE, TEXAS, N.A.


                                        By: /s/ GINA NORRIS
                                           -------------------------------------
                                           Gina Norris, Vice President


$30,000,000                             FIRST INTERSTATE BANK OF TEXAS, N.A.


                                        By: /s/ CONNOR J. DUFFEY
                                           -------------------------------------
                                           Connor J. Duffey, Vice President


$25,000,000                             THE FIRST NATIONAL BANK OF CHICAGO


                                        By: /s/ DAVID DIXON
                                           -------------------------------------
                                           David Dixon, Vice President


$25,000,000                             THE BOATMEN'S NATIONAL BANK
                                        OF ST. LOUIS


                                        By: /s/ DAVID E. WILSDORF
                                           -------------------------------------
                                           David E. Wilsdorf, Vice President


$25,000,000                             FIRST SECURITY BANK OF UTAH, N.A.


                                        By: /s/ JEFFREY J. JENSEN
                                           -------------------------------------
                                           Jeffrey J. Jensen, Vice President

                   SIXTH AMENDMENT TO COMPETITIVE ADVANCE AND
                      REVOLVING CREDIT FACILITY AGREEMENT

     THIS SIXTH AMENDMENT is entered into as of May 18, 1995, among SOUTHWEST AIRLINES CO., a Texas corporation (the "Company"), the banks listed on the signature pages hereof ("Banks"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION (formerly TEXAS COMMERCE BANK, NATIONAL ASSOCIATION), a national banking association, as agent for the Banks (in such capacity, "Agent"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as Funds Administrator (in such capacity, "Funds Administrator"), and CHEMICAL BANK, a New York banking corporation, as auction administration agent (in such capacity, "Auction Administration Agent").

     The Company, Banks, Agent, Funds Administrator and Auction Administration Agent have entered into the Competitive Advance and Revolving Credit Facility Agreement dated as of December 14, 1990 (as previously amended as of April 4, 1991, December 14, 1991, December 14, 1992, December 14, 1993 and March 10, 1995 and as further renewed, extended, amended, or supplemented, the "Credit Agreement"). The Company has requested certain amendments to the Credit Agreement to increase the Total Commitment, to increase the Commitment of certain Banks and to add ABN AMRO Bank N.V. and National Westminster Plc as Banks, with Commitments of $50,000,000 and $25,000,000, respectively.

     NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, Banks, Agent, Funds Administrator and Auction Administration Agent agree as follows:

     24. Unless otherwise specified herein, terms defined in the Credit Agreement have the same meaning when used herein and all references to "Sections" and "Schedules" are references to sections and schedules of or to the Credit Agreement.

     25. Wherever in the Credit Agreement and Exhibits thereto "$300,000,000" appears, it is hereby amended to be "$460,000,000," and wherever "Three Hundred Million" appears, it is hereby amended to be "Four Hundred Sixty Million."

     26. Schedule I is amended to add the following information with respect to ANB AMRO Bank N.V. and National Westminster Bank Plc:


========================================================================================================
Name                            Lending Office                            Notice Information
--------------------------------------------------------------------------------------------------------
ABN AMRO BANK N.V.              ABN AMRO Bank N.V.                        ABN AMRO Bank N.V.
                                135 S. LaSalle Street                     135 S. LaSalle Street
                                Suite 760                                 Suite 760
                                Chicago, Illinois 60674-9135              Chicago, Illinois 60674-9135
                                                                          Fax:  312/606-8428
                                                                          Phone:  312/904-2901
                                                                          Attn:  James A. Raff
---------------------------------------------------------------------------------------------------------
National Westminster Bank Plc   (Eurodollar)                              (Lending Issues)
                                National Westminster Bank Plc             National Westminster Bank Plc
                                Nassau Branch                             175 Water Street
                                175 Water Street                          New York, NY 10038
                                New York, NY  10038                       Fax: 212/602-4118
                                                                          Phone: 212/602-4180
                                                                          Attn:  Nadira Fauder
-----------------------------------------------------------------------------------------------------------
                                (Domestic)                                (LC Issues)
                                National Westminster Bank Plc             National Westminster Bank Plc
                                175 Water Street                          175 Water Street
                                New York, NY  10038                       New York, NY  10038
                                                                          Fax:  212/602-4118
                                                                          Phone:  212/602-4165
                                                                          Attn:  Orlando Cortes
-----------------------------------------------------------------------------------------------------------
                                                                          (Bankers Acceptances)
                                                                          National Westminster Bank Plc
                                                                          175 Water Street
                                                                          New York, NY  10038
                                                                          Fax: 212/602-4118
                                                                          Phone: 212/602-4613
                                                                          Attn: Sattie Chinapen

===========================================================================================================


          27. Conditions Precedent. The foregoing shall not become effective until all of the following conditions have been satisfied:

               (a) Each of ABN AMRO Bank N.V. and National Westminster Bank Plc and each of the other Banks with a changed Commitment shall have received a Committed Note, and each Bank shall have received a Competitive Note, properly dated and executed by the Company, payable to the order of such Banks, in the amount of its Commitment, in the case of the Committed Notes to ABN AMRO Bank N.V., National Westminster Bank Plc and each Bank with a changed Commitment, and in the amount of the Total Commitment in the case of the Competitive Notes to all Banks.

               (b) Agent shall have received, in sufficient copies for each Bank, (i) a copy of this amendment executed by the Company together with Officers' Certificates dated the date hereof certifying inter alia, (A) true and correct copies of resolutions adopted by the Board of Directors or Executive Committee, as appropriate, of the Company authorizing the Company to borrow and effect other transactions pursuant to the Credit Agreement as amended hereby, (B) the incumbency and specimen signatures of the Persons executing any documents on behalf of the Company, (C) the truth as of the date first written above of the representations and warranties made by the Company in the Credit Agreement, as amended hereby, and (D) the absence of the occurrence and continuance of any Default or Event of Default; (ii) Existence and Good Standing Certificates of the Company, from the Secretary of State and the Comptroller of Public Accounts of Texas; (iii) completed Administrative Questionnaires from ABN AMRO Bank N.V. and National Westminster Bank Plc; (iv) the written opinion of counsel to the Company substantially in the form set out as Exhibit E-1 to the Credit Agreement, modified to include the transactions contemplated hereby; and (v) the written opinion of Winstead Sechrest & Minick P.C., counsel for the Agent and the Banks, substantially set out as Exhibit E-2 to the Credit Agreement, modified to include the transactions contemplated hereby.

          28. Ratifications. Except as herein specifically amended and modified, (a) the Credit Agreement is unchanged and continues in full force and effect, and (b) the Company hereby confirms and ratifies the Credit Agreement's existence and each and every term, condition, and covenant therein contained, to the same extent and as though the same were set out herein in full.

          29. Representations and Warranties. The Company hereby represents and warrants to Banks, Agent, Funds Administrator, and Auction Administration Agent that (a) this amendment and the Loan Papers to be delivered hereunder have been duly executed and delivered by the Company, (b) no action of, or filing with, any Tribunal is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by the Company of this amendment and the Loan Papers to be delivered hereunder, (c) this amendment and the Loan Papers to be delivered hereunder are valid and binding upon the Company and are enforceable against the Company in accordance with their respective terms, except as limited by the Bankruptcy Code of the United States of America and all other similar Laws affecting the rights of creditors generally, (d) the execution, delivery and performance by the Company of this amendment and the Loan Papers to be delivered hereunder do not require the consent of any other Person and do not and will not constitute a violation of any laws, agreement, or understanding to which the Company is a party or by which the Company is bound, (e) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Paper are true and correct in all material respects on and as of the date of execution hereof as though made as of the date of execution hereof, and (f) as of the date of this amendment, no Default or Event of Default has occurred and is continuing.

          30. References. All references in the Loan Papers to the Credit Agreement shall refer to the Credit Agreement as amended by this amendment, and, because this amendment is a "Loan Paper" referred to in the Credit Agreement, then the provisions relating to Loan Papers set forth in the Credit Agreement are incorporated herein by reference, the same as if set forth herein verbatim.

          31. Counterparts. This amendment may be executed in a number of identical counterparts, each of which shall be deemed an original. In making proof of this instrument, it shall not be necessary for any party to account for all counterparts, and it shall be sufficient for any party to produce but one such counterpart.

          32. Parties Bound. This amendment shall be binding upon and shall inure to the benefit of the Company, Agent, and each Bank, and, subject to
Section 8.11 of the Credit Agreement, their respective successors and assigns.

          33. ENTIRETY. THIS AMENDMENT, THE CREDIT AGREEMENT AS AMENDED HEREBY, AND THE OTHER LOAN PAPERS REPRESENT THE FINAL CREDIT AGREEMENT BETWEEN THE PARTIES FOR THE TRANSACTIONS THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

              EXECUTED as of the date and year first stated above.

                                          SOUTHWEST AIRLINES CO.



                                          By: /s/ JOHN D. OWEN
                                             ----------------------------------
                                              John D. Owen
                                              Treasurer
COMMITMENT:

$80,000,000                               TEXAS COMMERCE BANK
                                          NATIONAL ASSOCIATION, individually, as
                                          Agent and as Funds Administrator



                                          By: /s/ SEAN F. OBRANSKI
                                             -----------------------------------
                                              Sean F. Obranski, Vice President

                                          CHEMICAL BANK, as Auction
                                          Administration Agent



                                          By :/s/ JANET BELDIN
                                             -----------------------------------
                                          Janet Beldin, Vice President

$75,000,000                               BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION



                                          By: /s/ PATRICK P. HORAN
                                             -----------------------------------
                                             Patrick P. Horan, Senior
                                             Vice President

$60,000,000                               NATIONSBANK OF TEXAS, N.A.



                                          By: /s/ LYNN H. MULLIN
                                             -----------------------------------
                                             Lynn H. Mullin,
                                             Senior Vice President

$50,000,000                               ABN AMRO BANK N.V.



                                          By: /s/ JOHN E. LEWIS
                                             -----------------------------------
                                             John E. Lewis,
                                             Senior Vice President

                                                       -and-



                                          By: /s/ JAMES A. RAFF
                                             -----------------------------------
                                             James A. Raff,
                                             Vice President

$40,000,000                               BANK ONE, TEXAS, N.A.



                                          By: /s/ GINA NORRIS
                                             -----------------------------------
                                          Gina Norris, Vice President

$40,000,000                               THE FIRST NATIONAL BANK OF CHICAGO



                                          By :/s/ DAVID DIXON
                                             -----------------------------------
                                             David Dixon, Vice President

$35,000,000                               FIRST INTERSTATE BANK OF TEXAS, N.A.



                                          By: /s/ CONNOR J. DUFFEY
                                             -----------------------------------
                                             Connor J. Duffey, Vice President

$30,000,000                               FIRST SECURITY BANK OF UTAH, N.A.



                                          By: /s/ JEFFREY J. JENSEN
                                             -----------------------------------
                                             Jeffrey J. Jensen, Vice President

$25,000,000                               THE BOATMEN'S NATIONAL BANK
                                          OF ST. LOUIS



                                           By: /s/ DAVID E. WILSDORF
                                              ----------------------------------
                                               David E. Wilsdorf, Vice President
$25,000,000                                NATIONAL WESTMINSTER BANK PLC



                                           By: /s/ ROBERT BUCK
                                              ----------------------------------
                                               Robert Buck,
                                               Assistant Director-Aerospace